UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NATIONAL COAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL COAL CORP.

8915 George William Road

Knoxville, Tennessee 37923

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Monday, June 21, 2010

To the Shareholders of National Coal Corp.:

The 2010 Annual Meeting of Shareholders of National Coal Corp. will be held at the Marriott Denver City Center, 1701 California Street, Denver, CO 80202 on Monday, June 21, 2010 at 10:00 a.m. Mountain Daylight Time, for the following purposes:

1.	To elect four (4) Directors to hold office until the 2011 annual meeting or until their successors are elected and qualified;

2.	To approve an amendment to the Amended and Restated 2004 National Coal Corp. Option Plan to increase the maximum number of common shares that may be issued pursuant to awards granted under the plan from 4,450,000 to 6,000,000 shares;

3.	To approve an amendment to our Articles of Incorporation to effect a reverse split of our outstanding common shares as described in the enclosed proxy statement;

4.	To approve an amendment to our Articles of Incorporation to increase from 80,000,000 to 120,000,000 the number of authorized common shares;

5.	To ratify the selection of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 17, 2010 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

You are cordially invited to attend the Annual Meeting in person. However, you must be a shareholder of record at the close of business on May 17, 2010 to vote at the meeting. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. Regardless of whether or not you will attend, please mark, date, sign and return the enclosed proxy.

May 17, 2010	By Order of the Board of Directors

/s/ Kenneth Scott
Kenneth Scott, Chairman of the Board

THE ATTACHED PROXY STATEMENT AND

OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT

WWW.NATIONALCOAL.COM/INVESTORS.PHP

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON JUNE 21, 2010

PLEASE RETURN YOUR PROXY IN TIME

NATIONAL COAL CORP.

8915 George William Road

Knoxville, Tennessee 37923

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held Monday, June 21, 2010

GENERAL INFORMATION AND VOTING RIGHTS

This proxy statement (the Proxy Statement) and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of National Coal Corp., a Florida corporation, for use at the 2010 Annual Meeting of Shareholders (the Annual Meeting) to be held at the Marriott Denver City Center, 1701 California Street, Denver, CO 80202 on Monday, June 21, 2010 at 10:00 a.m. Mountain Daylight Time, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of our Annual Report, which includes our Form 10-K (without exhibits), for the fiscal year ended December 31, 2009. However, the Annual Report is not intended be a part of this Proxy Statement or a solicitation of proxies. We anticipate that the Proxy Statement and enclosed proxy will first be mailed or given to our shareholders on or about May 21, 2010.

Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written proxy card. Your submitting the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a shareholder of record, you may revoke your proxy at any time before the meeting either by filing with the Corporate Secretary of National Coal, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Only holders of record of our common stock at the close of business on May 17, 2010 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement. On the record date, there were 34,313,888 common shares outstanding. Each holder of record is entitled to one vote for each share of common stock on all matters to come before the meeting. Shareholders may not cumulate votes in the election of directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

The four nominees for election as directors who receive the most votes “for” election will be elected. Approval of the amendment to our Amended and Restated 2004 National Coal Corp. Option Plan will require an affirmative vote of the majority of the common shares that are present or represented at the Annual Meeting with respect to such proposal. Approval of the amendments to our articles of incorporation to effect the reverse split of our common shares and to increase the authorized number of our common shares will require an affirmative vote of the majority of our issued and outstanding common shares. Ratification of the appointment of our independent registered public accounting firm will require an affirmative vote of the majority of the common shares that are present or represented at the Annual Meeting with respect to such proposal.

The presence, in person or by proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes on a proposal are not counted or deemed present or represented for determining whether shareholders have approved that proposal. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. Non-routine matters to be presented to our shareholders at the Annual Meeting include the election of directors and the amendment to our Amended and Restated 2004 National Coal Corp. Option Plan. Brokers may vote their clients’ shares on routine matters, such as the ratification of our independent registered public accounting firm and the amendments to our articles of incorporation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Bylaws and Articles of Incorporation provide that the number of members on our Board of Directors shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than one (1) nor more than fifteen (15). The number of members comprising our Board of Directors currently is fixed at five, and will be reduced to four immediately prior to the Annual Meeting.

At the recommendation of the Nominating and Governance Committee, the Board of Directors proposes the election of the following nominees as directors:

Gerald Malys

Daniel Roling

Kenneth Scott

Marc Solochek

Each of the directors elected at the Annual Meeting will serve until the Annual Meeting of Shareholders to be held in 2011 or until such director’s successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The principal occupation and certain other information about the nominees and our executive officers are set forth on the following pages.

The Board of Directors and Nominating and Governance Committee Unanimously

Recommend a Vote “FOR” the Election of the Nominees Listed Above.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to existing directors, nominees, and executive officers of National Coal Corp. as of April 30, 2010. All of the nominees currently are directors of National Coal.

Name	Age	Position with National Coal

Directors and Nominees:
Gerald Malys	65	Director
Daniel Roling	60	President, Chief Executive Officer and Director
Kenneth Scott	67	Chairman of the Board
Marc Solochek	64	Director

Retiring Director:
Robert Heinlein	46	Director

Other Executive Officers:
Les H. Wagner	60	Acting Chief Financial Officer and Vice President
William Snodgrass	46	Chief Operating Officer and Senior Vice President of Business Development

Board of Directors and Nominees

Gerald Malys has served as a director since November 2006. Mr. Malys served as the Senior Vice President of Golden Minerals Company, and retired from that position at the end of April 2009. Mr. Malys was Senior Vice President, Finance and Chief Financial Officer of Apex Silver Mines Limited, a position he held from June 2006 through March 2009. Apex Silver Mines Limited filed for voluntary federal bankruptcy protection under Chapter 11 of the United States Code in January 2009. Mr. Malys was a private investor from 1999 to June 2006. Prior to this position, Mr. Malys was employed in positions of increasing authority by Cyprus Amax Minerals Company from 1985 to 1999. He served as a director of Amax Gold Inc. from 1993 to 1998 and of Kinross Gold Corporation from 1998 to 1999. Mr. Malys has a Bachelor of Science degree in accounting from Gannon University, is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Malys adds valuable leadership and industry knowledge to our Board as a result of his over twenty-five years experience serving publicly traded mining companies as either an officer or director. He serves as Chair of the Board’s Nominating and Governance Committee.

Daniel Roling is President and Chief Executive Officer of National Coal Corp., positions he has held since February 2007 and August 2006, respectively. Prior to joining the Company, Mr. Roling served as a financial analyst in the metals and mining industries for more than 25 years. He joined Merrill Lynch in 1981, and was ranked on both the Institutional Investor’s All-American Research Team and the Greenwich Associates’ poll. Mr. Roling is also a long standing member of the National Coal Council. He holds a bachelor’s degree in accounting from the University of Iowa and an MBA from the University of Kansas. He is a certified public accountant (CPA) a Chartered Financial Analyst (CFA) and a member of the American Institute of Certified Public Accountants. Mr. Roling contributes a highly regarded understanding of the mining industry and the related capital markets as a result of his twenty-five years experience as a Wall Street analyst. In addition, he is active in mining industry trade groups and a frequent speaker at industry conferences. His valuable expertise and leadership are particularly relevant as the Company explores financing options to enable its growth strategy.

Kenneth Scott has served as a director since April 1, 2005, and as Chairman of the Board since June 25, 2007. Mr. Scott served as a Partner with Colonnade Strategies, LLC a business consulting firm, from 2002 to 2009. Prior to joining Colonnade Strategies, LLC, Mr. Scott was the Executive Vice President for Europe and Vice President, Energy Industry, for Perot Systems Corporation, which provides technology-based business solutions to help organizations worldwide control costs and cultivate growth. Mr. Scott worked for Perot Systems Corporation from 1998 through 2002. From 2004 to 2007, Mr. Scott served as a director of North American Technologies Group (NASDAQ:NATK) a publicly held company engaged in the manufacturing of railroad ties. Mr. Scott’s career includes extensive experience in business processes and the energy field. He serves as Chairman of our Board of Directors and provides important leadership and direction as it executes its responsibilities.

Marc Solochek has served as a director since March 1, 2009. Mr. Solochek is the Chief Financial Officer and Chief Executive Officer of Medical Information Systems Technology, LLC, a developer and marketer of medical software and associated hardware, and the Chief Financial Officer of Strictly Business Computer Systems, Inc., a software company, positions he has held since August 2006, and was previously a consultant to SBCS from November 2004 through July 2006. Mr. Solochek also served as the Executive Vice President and Chief Financial Officer of Vulcan Capital Management, LLC, a private equity firm, from November 2003 until February 2008. From November 2004 to May 2006, Mr. Solochek served as the Chairman of the Board of Managers of The Elk Horn Coal Company, LLC. In the past, Mr. Solochek also provided financial consulting services to the mining industry and has previously served as an officer for other coal companies. He holds a bachelor’s degree in business administrative and a juris doctorate from the University of Wisconsin. In addition to his management experience in the coal industry, Mr. Solochek is a Certified Public Accountant and has also served as Chief Financial Officer for several varied corporations, including two coal companies. His considerable experience adds a valuable perspective and focus to the Board.

Retiring Director

Robert Heinlein has served as a director since April 1, 2005, and will not be standing for reelection at the Annual Meeting. Since 2003 Mr. Heinlein has worked as a business consultant with respect to Sarbanes-Oxley regulations. From August 2000 through 2003, Mr. Heinlein was a private investor. From June 1994 through August 2000, Mr. Heinlein served in various management positions with Boca Research, Inc., including as Vice President of Finance and Chief Financial Officer from August 1999 to August 2000 and as Vice President, Corporate Comptroller and Treasurer from July 1998 to August 1999. Mr. Heinlein is a Certified Public Accountant. Mr. Heinlein has a Bachelor’s and Master’s degree in accounting from Florida Atlantic University. In addition to being a Certified Public Accountant, Mr. Heinlein brings to the Board seven years experience advising publicly traded companies in Sarbanes-Oxley compliance and reporting matters. He serves as Chair of the Company’s Audit Committee.

Other Executive Officers

Les H. Wagner joined National Coal as Treasurer in July 2008 after having previously worked for the company in an independent financial consulting capacity since March 2008. Prior to that, Mr. Wagner served five years as Vice President – Finance for Accretive Commerce, Inc., a leading business process outsourcing company, and fifteen years as Vice President/Controller for a well known apparel manufacturer. Mr. Wagner is a Certified Public Accountant and received a B.S. degree in Business Administration from the University of Tennessee. He is a member of Financial Executives International and the American Institute of Certified Public Accountants. Mr. Wagner’s employment as Acting Chief Financial Officer and Vice President commenced on January 1, 2010.

William Snodgrass has served as our Chief Operating Officer since August 2007 and as our Senior Vice President of Business Development since March 2007. Mr. Snodgrass served as our Operations Manager from July 2003 until March 2006, and as our Chief Operating Officer from May 2006 until March 2007. Mr. Snodgrass also served as our consultant from February 2003 to July 2003. Prior to joining us, Mr. Snodgrass served as superintendent and area manager for Tennessee Mining, Inc., a subsidiary of Addington Enterprises, Inc., one of the largest coal companies in the nation, a position he held from 1994 until February 2003. Mr. Snodgrass has extensive knowledge and expertise in the coal mining industry and has been involved in numerous mining projects in the Kentucky and Tennessee areas. Mr. Snodgrass has over 20 years of experience in the coal industry.

The Board and Board Committees

Board of Directors. A majority of our Board of Directors is comprised of “independent” directors within the meaning of the applicable rules for companies traded on The NASDAQ Global Market (NASDAQ). The Board has determined that each of Robert Heinlein, Gerald Malys, Kenneth Scott and Marc Solochek are independent directors. Daniel Roling does not qualify as independent because he is a National Coal employee.

In making its determination, the Board considered the objective tests and the subjective tests for determining who is an “independent director” under the NASDAQ rules. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing independence under the subjective test, the Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to National Coal and National Coal’s management. Based on all of the foregoing, as required by NASDAQ rules, the Board made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In making its independence determinations, the Board will consider transactions occurring since the beginning of the third fiscal year prior to the date of its determination between National Coal and entities associated with the independent directors or members of their immediate family. All identified transactions that appear to relate to National Coal and a person or entity with a known connection to a director will be presented to the Board for consideration. In each case, the Board will determine whether, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship impaired the director’s independence.

The Board of Directors held 10 general meetings during 2009. The Board of Directors also acted on 3 occasions by unanimous written consent during 2009. Each current director, while serving as a director, attended at least 75% of all the meetings of the Board of Directors and those committees on which he served in 2009. While we have not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of shareholders. All of our directors that were nominated for re-election at the 2009 annual meeting of shareholders attended the meeting in person.

The Board of Directors regularly maintains an Audit Committee, Compensation Committee and Nominating and Governance Committee, and establishes special committees from time to time to perform specifically delegated functions. The Board of Directors has adopted a written charter that governs the conduct and responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee, copies of which may be found on our website located at http://www.nationalcoal.com/corporateGovernance.php. Our Audit Committee held 5 meetings and acted on one occasion by unanimous written consent during 2009, our Nominating and Governance Committee held 2 meetings and acted on one occasion by unanimous written consent during 2009, and our Compensation Committee held 4 meetings and acted on one occasion by unanimous written consent during 2009.

Audit Committee. The Audit Committee currently consists of Robert Heinlein, Gerald Malys and Marc Solochek, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded on The NASDAQ Global Market (NASDAQ). During 2009, Robert Heinlein, Gerald Malys, Kenneth Scott and Marc Solochek served on the Committee, and Mr. Heinlein, a certified public accountant, chaired this committee. The Board of Directors has determined that each of Mr. Heinlein and Mr. Malys is an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K. The Board also has determined that each Committee member has sufficient knowledge in reading and understanding our financial statements to serve on the Committee. The Committee reviews the scope and results of quarterly audit reviews and the year-end audit with management and the independent auditors, reviews and discusses the adequacy of our internal controls, and recommends to the Board of Directors selection of independent auditors for the coming year.

Compensation Committee. The Compensation Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of directors and executive officers and administering our equity compensation plans. The Committee currently consists of Robert Heinlein, Gerald Malys and Kenneth Scott, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded on NASDAQ. During 2009, Robert Heinlein, Gerald Malys and Kenneth Scott served on the Committee, and Mr. Scott chaired this Committee. In connection with its deliberations, the Committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers and periodically recruits compensation experts to provide independent advice regarding market trends and other competitive considerations. For further discussion of the role of the Compensation Committee in determining executive compensation, see the discussion in “Narrative Disclosure to Summary Compensation Table” included elsewhere in this proxy statement.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board of Directors currently consists of Gerald Malys, Kenneth Scott and Marc Solochek, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded on the NASDAQ. During 2009, Robert Heinlein, Gerald Malys, Kenneth Scott and Marc Solochek served on the Committee, and Mr. Malys chaired this Committee. The Committee reviews and makes recommendations regarding the functioning of the Board of Directors as an entity, recommends corporate governance principles applicable to National Coal and assists the Board of Directors in its reviews of the performance of the Board and each of its committees.

The Committee also reviews those Board members who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next term. The Committee’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our shareholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources—members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates. The Committee members also nominate outside candidates for inclusion on the Board of Directors.

A National Coal shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and include (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) directorships currently held by the proposed nominee, and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

Among other matters, the Nominating and Governance Committee members:

•

Review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of National Coal and the Board;

•

Conduct candidate searches, interview prospective candidates and conduct programs to introduce candidates to our management and operations, and confirm the appropriate level of interest of such candidates;

•	Recommend to the Board qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board;

•	Conduct appropriate inquiries into the background and qualifications of potential nominees; and

•

Review the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommend whether or not such director should be re-nominated.

Based on the foregoing, the Nominating and Governance Committee recommended for nomination, and the Board of Directors nominated, Gerald Malys, Daniel Roling, Kenneth Scott and Marc Solochek for re-election as directors on the Board of Directors, subject to shareholder approval, for a one-year term ending on or around the date of the 2010 Annual Meeting. Robert Heinlein informed the Committee that he would not stand for re-election to the Board, and thus he was not nominated for re-election as a director.

Board Leadership Structure and Role in Risk Oversight. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the different responsibilities fulfilled by the Chief Executive Officer and the Chairman of the Board at National Coal. The Chief Executive Officer is responsible for setting the strategic direction for the company and for the day-to-day leadership and performance of the company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors.

The Board is led by the Chairman, Mr. Scott, who became a director of the company in 2005. The benefits of Mr. Scott’s leadership of the Board stem both from Mr. Scott’s long-standing relationship and involvement with the Company, which provides a unique understanding of the Company’s culture and business, as well as his on-going role as the Board’s primary day-to-day contact with the Company’s senior management team, which ensures that a constant flow of Company-related information is available. This flow of communication enables Mr. Scott to identify issues, proposals, strategies and other considerations for future Board discussions and to assume the lead in many of the resulting discussions during Board meetings.

The Board of Directors plays an active role, as a whole and also at the committee level, in overseeing management of National Coal’s risks and strategic direction. The Board regularly reviews information regarding National Coal’s liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to National

Coal’s executive compensation plans and arrangements. The Audit Committee oversees the process by which our senior management and relevant employees assess and manage the Company’s exposure to, and management of, financial risks. Our Board’s Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

Code of Ethics

We have adopted a Code of Ethical Conduct that is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. A copy of our Code of Ethical Conduct will be made available to any person without charge upon written request to the Corporate Secretary of National Coal at our principal executive offices at 8915 George Williams Road, Knoxville, Tennessee 37923.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2009, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements.

Certain Relationships and Related Transactions

Review and Approval of Related Party Transactions. We have adopted a Code of Ethical Conduct that applies to all employees and directors of the company. This Code of Ethical Conduct requires that all of our employees and directors avoid engaging in activities that give rise to conflicts of interest, including engaging in any transactions with the company, without first obtaining a waiver. Executive officers and directors are required to obtain such a waiver from our Board of Directors or an appropriate committee of our Board. There were no instances during 2009 in which an executive officer or director engaged in a related party transaction with the company without first obtaining a waiver as required under our Code of Ethical Conduct.

Reportable Related Party Transactions. Other than the employment arrangements described elsewhere in this report and the transactions described below, since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and

•

in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all compensation paid for services provided to us in all capacities for each of the two fiscal years ended December 31, 2009 and 2008 as to each person serving as our Chief Executive Officer during 2009 and the two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 2009 fiscal year whose compensation exceeded $100,000 (referred to as named executive officers).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Daniel A. Roling President and Chief Executive Officer	2009	580,000	—	249,862	92,839	21,477	944,178
	2008	600,000	—	—	247,348	77,090	924,438

Michael R. Castle Senior Vice President and Chief Financial Officer	2009	290,000	—	—	46,419	—	336,419
	2008	243,800	50,000	444,905	222,292	—	960,997

William Snodgrass Chief Operating Officer and Senior Vice President of Business Development	2009	290,000	—	—	46,419	13,640	350,059
	2008	226,667	345,000	444,905	—	820	1,017,392

(1)	The amounts in this column represent the grant date fair value of stock option and restricted stock awards determined in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC Topic 718”). The assumptions used in determining the grant date fair values of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC on March 31, 2010.
(2)	All other compensation for 2009 consists of the following (amounts in dollars):

	Auto Allowance	Insurance Premiums		Tax Preparation Services	Total
Mr. Roling	—	2,228	(i)	19,249	21,477
Mr. Snodgrass	12,000	1,640	(ii)	—	13,640

(i)	Insurance premium for Mr. Roling to provide individual long-term care insurance and life insurance.
(ii)	One-half of the insurance premiums to provide life insurance in part for the benefit of the executive’s beneficiaries.

Narrative Disclosure to Summary Compensation Table

Compensation Components

For the year ended December 31, 2009, the principal components of compensation for the named executive officers were:

•	annual base salary;

•	annual discretionary incentive compensation;

•	stock options;

•	restricted stock awards; and

•	retirement and other benefits.

Annual Base Salary. In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s size relative to competitors; the competitive environment; and a general view as to available resources.

For the Company’s executive officers, the Compensation Committee reviewed the base salaries of the Chief Executive Officer and his direct reports at the time of hire, to ensure competitiveness in the marketplace. The Compensation Committee consider the base salaries of the named executive officers to ensure they take into account performance, experience and retention value and that salary levels continue to be competitive with companies of similar size and complexity.

Annual Discretionary Incentive Compensation. Named executive officers are provided with a discretionary incentive program which allows for cash incentive bonuses up to certain percentages of compensation established in each employment agreement. At this time, the incentive program has not yet been linked with a set of clear objectives.

Stock Options. The Compensation Committee approved a long-term incentive opportunity for each of the named executive officers through awards of stock options. The Company’s stock option program is a long-term plan designed to create a direct link between executive compensation and increased shareholder value, provide an opportunity for increased equity ownership by executives, and maintain competitive levels of total compensation.

Initial awards of stock options are made on the hire date of the executive officer or employee. Additionally, the Compensation Committee will make additional awards of stock options on a case by case basis. In the case of recommended stock option awards, the Compensation Committee reviews the recommendations of senior management and tests fairness before recommending a stock option award to the board of directors.

All stock options, except for those granted to Daniel Roling in 2006, have been granted at an exercise price equal to the closing market price of the Company’s Common Stock on the date of grant. Accordingly, those stock options will have intrinsic value to employees only if the market price of the Common Stock increases after that date. The stock options granted to Daniel Roling in 2006 had an exercise price equal to the closing market price of the Company’s Common Stock on the date his employment agreement was signed and the grant date was the commencement date of his employment. Stock options generally vest in one-fourth increments over a period of four years; however, options will immediately vest upon a change of control of the Company or a recapitalization event or upon the holder’s death or disability. If the holder terminates employment without good reason (as defined in his or her employment agreement), all unvested stock options are forfeited. Stock options expire ten years from the date of grant.

Restricted Stock Awards. The Compensation Committee approved a long-term incentive opportunity for certain of the named executive officers through restricted stock awards. Like the stock option awards, the Company’s restricted stock awards are intended to create a direct link between executive compensation and increased shareholder value, provide an opportunity for increased equity ownership by executives, and maintain competitive levels of total compensation. Restricted stock awards are made on a case by case basis. In the case of recommended restricted stock awards, the Compensation Committee reviews the recommendations of senior management and tests fairness before recommending a restricted stock award to the board of directors.

Vesting of restricted stock awards historically has been made on a case-by-case basis, and generally vest in installments over a multi-year period. Vesting may accelerate upon a change of control of the Company or a recapitalization event or upon the holder’s death or disability. If the holder terminates employment without good reason (as defined in his or her employment agreement), all unvested shares of restricted stock are forfeited.

Retirement Benefits. The Company maintains a 401(k) plan. Named executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amount that may be contributed by executives under the plans. Through December 31, 2009, the Company provided matching funds under the 401(k) plan to participating employees of the Company.

Other Benefits Provided by the Company. The Company also provides the following benefits to the named executive officers and all other employees.

•

Medical Benefits. Employees have a choice of two coverage options. Each option covers the same services and supplies, but differs in the quality of the doctors’ network. Prior to April 2007, the plan was fully funded by the Company. Between April 2007 and June 2008, the employee paid between $0 and $200 per month depending upon the number of family members covered under the plan. Beginning July 2008, the plan is fully funded by the Company.

•

Dental Benefits. The plan covers preventive, basic and major services for employees and their dependents. Orthodontia care is also provided for eligible dependents. Preventive care and basic services are covered at 100%. Major services at 50% after a waiting period. The plan has no deductibles. The premium is paid 100% by the company for salaried employees and 100% by the employee for hourly employees.

•	Life Insurance. Employees receive a basic benefit equal to $10,000. The premium is paid 100% by the company.

•	Vacation. All employees are eligible for vacation based on years of service. Each executive, including the named executive officers, is eligible for 20 days of vacation each year.

•	Holidays. The company provides 10 paid holidays each year.

•	Perquisites. The Company provided certain perquisites to senior management in 2009, as follows:

•

Life Insurance. Certain executive officers are provided $1 million or $500,000 key man life insurance in which, upon the death of the employee, the proceeds of such insurance are divided evenly between the Company and the employee’s heirs.

•

Long-Term Disability (LTD) and Long-Term Care. The contract of our Chief Executive Officer requires the company to provide long-term disability and long-term care insurance programs on his behalf. At December 31, 2009, both programs were in place.

Long-term care insurance provides $400 per day paid directly to the insured for every day in which the employee meets certain criteria and requires outside care.

•	Other Perquisites. The Company does not provide or reimburse for country club memberships for any officers. A vehicle or automobile allowance may be provided to certain named executives.

2009 Base Salary and Director Fee Reduction

On August 10, 2009, the Board of Directors approved a reduction in cash compensation payable to certain of our officers, employees and non-employee directors as part of the company’s efforts to improve its cash flows in the difficult economic environment. The reduction in cash compensation is effective for a twelve month period commencing September 1, 2009.

Each of our employees with an annual base salary of at least $150,000 including Daniel Roling, Michael Castle, and William Snodgrass agreed to reduce their base salaries by 10% per annum. For the twelve month period commencing September 1, 2009, Messrs. Roling, Castle and Snodgrass’ annual base salaries were reduced to $540,00, $270,000, and $270,000, respectively. Commencing September 1, 2010, the annual base salary will return to their original amounts for Messrs. Roling and Snodgrass.

Additionally, each of our non-employee directors, consisting of Robert Heinlein, Gerald Malys, Kenneth Scott and Mark Solochek, agreed to reduce their annual Director Fee by 10% and Mr. Scott agreed to reduce his chairman of the Board fee by 10% over the twelve month period. For the twelve month period commencing September 1, 2009, our non-employee director fee will be $45,000, and the chairman of the board fee will be $63,000.

In consideration for their agreement to reduce their base salary and director fee, each named executive officer and director received a stock option to purchase up to a number of shares determined using the Black-Scholes valuation model, which option has a term of 10 years, a value equal to 1.5 times the amount of the recipient’s annual reduction in cash consideration, vests in its entirety on August 11, 2010 and has an exercise price equal to $0.97, which was the closing price of our common stock on the date of grant.

2008 Employee Retention Payments

In order to retain key employees and executives during a tight labor market, we executed employee retention contracts with key employees and with two executive officers of the Company at October 2008. These agreements provided for cash payments upon execution of $350,000 to executives and $219,000 to non-executives and additional cash payments payable on January 31, 2012 of $100,000 to executives and $205,000 to non-executives. In addition, the agreements also provided: (i) to the two executives officers of the Company, a total of 200,000 restricted shares of the Company’s common stock as well as the option to purchase 75,000 common shares at $4.45 a share under a three year vesting schedule; and (ii) to other key employees stock options to purchase a total of 140,000 common shares at $4.45 a share under a three year vesting schedule.

2010 Stock Option Repricing

On January 8, 2010, our Board of Directors authorized the amendment of certain stock option agreements previously issued to the Company’s employees, officers and members of the Board of Directors pursuant to the Company’s Amended and Restated 2004 National Coal Corp. Option Plan. All of the Company’s outstanding options, as well as the Company’s form of Stock Option Agreement for future grants, were amended to provide for acceleration of vesting upon a change in control of the Company. Additionally, all options granted prior to January 1, 2009 were amended to reduce the exercise price to $1.14, $0.10 higher than the closing price of the Company’s stock on January 8, 2010.

Prior to the repricing, many of the options had exercise prices well above the recent market prices of the Company’s common stock as quoted on the NASDAQ Global Market. The Board of Directors amended these options for, and to realign the value of the issued options with, their intended purpose, which is to retain and motivate the Company’s employees, officers and directors.

Messrs. Roling, Wagner, Snodgrass, Heinlein, Malys, Scott and Solochek, each of whom is a executive officer and/or member of the Board of Directors, have outstanding awards under the Plan.

Further, the Board of Directors approved new option grants to certain of the Company’s employees and officers. These options vest in four equal annual installments beginning on January 8, 2011. The following options were issued to executive officers:

Name	Options	Exercise Price	Position
William Snodgrass	100,000	$1.04	Senior VP Business Development and Chief Operating Officer
Les Wagner	40,000	$1.04	Acting Chief Financial Officer and Vice President

Outstanding Equity Awards at Fiscal Year-End 2009

The following table provides information with respect to outstanding stock options and restricted stock awards held by each of the named executive officers as of December 31, 2009.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
		(#) Exercisable	(#) Unexercisable

Daniel A. Roling	8/09/06	375,000	125,000	(1)	$8.88	8/09/16	140,450	117,978
	2/04/08	18,750	56,250	(4)	$5.22	2/04/18
	8/11/09	—	123,038	(5)	$0.97	8/11/19

Michael Castle	12/01/07	65,000	65,000	(2)	$3.22	12/01/17	—	—
	10/20/08	25,000	50,000	(3)	$4.45	10/20/18
	8/11/09	—	61,519	(5)	$0.97	8/11/19

William Snodgrass	6/07/05	50,000	—		$5.86	6/07/15	66,000	55,440
	9/01/07	50,000	—		$3.00	9/01/17
	8/11/09	—	61,519	(5)	$0.97	8/11/19

(1)	Options are exercisable in 25% annual increments beginning August 9, 2007.
(2)	Options are exercisable in 25% annual increments beginning December 1, 2008.
(3)	Options are exercisable in 33 1/3% annual increments beginning November 20, 2009.
(4)	Options are exercisable in 25% annual increments beginning February 4, 2009.
(5)	Options are 100% exercisable on August 11, 2010.
(6)	The market value of the restricted stock awards is based on the closing market price of our common stock as of December 31, 2009, which was $0.84 per share.

Employment Agreements, Termination of Employment and Change of Control Arrangements

Other than William R. Snodgrass, each of our executive officers not only serves as an officer of National Coal Corp., but also as an officer of our wholly-owned subsidiary National Coal Corporation. Mr. Snodgrass is an executive officer of National Coal Corporation only.

Daniel A. Roling. In May 2006, we, along with our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Daniel A. Roling pursuant to which Mr. Roling would become the President and Chief Executive Officer of each company. Mr. Roling became our Chief Executive Officer on August 9, 2006 and President on February 6, 2007. Pursuant to the terms of his employment agreement, Mr. Roling also serves as a member of the Board. The initial term of Mr. Roling’s employment agreement expired on May 24, 2009, and was automatically renewed after the expiration of the initial term for a successive two-year term. Mr. Roling’s agreement provides for a base salary of $600,000 per year, which rate of compensation was reduced to $540,000 for the twelve month period commencing September 1, 2009. Thereafter, the base annual salary shall increase to $600,000 per year. In addition, for each full fiscal year during which Mr. Roling is employed as the Chief Executive Officer, commencing with the fiscal year ended December 31, 2006, Mr. Roling shall be paid an annual cash bonus in an amount to be determined in good faith by the Board, but not more than an amount equal to fifty percent (50%) of the base amount of Mr. Roling’s salary. Pursuant to Mr. Roling’s employment agreement, National Coal Corporation maintains key man life insurance for Mr. Roling. Any proceeds of this policy would be distributed 50% to National Coal Corporation and 50% to Mr. Roling’s heirs.

In the event that Mr. Roling’s employment is terminated other than for bad conduct or because of substantial differences of opinion between Mr. Roling and the Board, or other circumstances should arise such that Mr. Roling, in good faith, no longer feels that he can function effectively as Chief Executive Officer of the Company, then Mr. Roling shall be entitled to certain severance benefits for a severance period of twelve months. Such severance benefits include a continuation of Mr. Roling’s base salary, a prorated annual cash bonus payment, continued insurance coverage, continued use of a company owned and maintained automobile, and immediate vesting of all unvested options and immediate lapse of any forfeiture provision relating to restricted share grants scheduled to vest during the severance period. In the event of a change of control, the Company shall perform an analysis to determine the applicability of Section 4999 of the United States Internal Revenue Code of 1986, and if applicable, shall pay to Mr. Roling a gross-up not to exceed $200,000 such that Mr. Roling will retain a net amount equal to the payments he is entitled to pursuant to the terms of the Employment Agreement, less income and employment taxes, assuming that the excise tax under Section 4999 didn’t apply.

In addition, in the event that Mr. Roling’s employment with the Company is terminated for any reason, the Company shall, upon the request of Mr. Roling, pay for outplacement service for Mr. Roling for a period of twelve (12) months and provide office space and secretarial support to assist Mr. Roling in searching for and obtaining a new position.

Les H. Wagner. In December 29, 2009, National Coal Corp., and our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Les H. Wagner to serve as Acting Chief Financial Officer and Vice President commencing January 1, 2010. Under this employment agreement, Mr. Wagner was entitled to an initial salary of $200,000 per year. Mr. Wagner was also entitled to three months of severance pay and full acceleration of all unvested stock options if his employment is terminated by us without cause. Mr. Wagner was granted 50,000 stock options at the then current market value of $0.87 per share. These options are exercisable in 25% annual increments beginning January 1, 2011.

William Snodgrass. In October 2008, National Coal Corp. and its operating subsidiary National Coal Corporation entered into an employee retention agreement with Mr. Snodgrass, Chief Operating

Officer and Senior Vice President for Business Development of the Company. Mr. Snodgrass has been employed by us since July 2003 and has been serving in his current role as Chief Operating Officer since August 31, 2007 and Senior Vice President since March 1, 2007. The employee retention agreement provides for the following:

•

A $300,000 cash bonus payment payable upon execution of the agreement, subject to partial repayment over three years if Mr. Snodgrass is terminated with cause or terminates his employment without good reason.

•	A $100,000 cash bonus payment payable no later than January 31, 2012, if Mr. Snodgrass is employed with us on a continuous basis through December 31, 2011.

•	Effective November 1, 2008, an increase in base salary to $300,000 per annum, subject to upward adjustment.

•	Incentive bonuses as established by the board of directors up to 50% of base salary.

•	A restricted stock award of 100,000 shares of our common stock, which vests through October 31, 2010.

•	A $1,000,000 term life insurance policy, payable 50% to National Coal Corporation and 50% to Mr. Snodgrass’s designee.

The retention agreement also contains certain payment provisions upon a termination of Mr. Snodgrass’ employment by us without cause or by Mr. Snodgrass for good reason, in each case in connection with a change of control of National Coal. In exchange for such compensation, Mr. Snodgrass shall be subject to a non-compete provision with us for the duration of his employment and for an additional twelve (12) month period thereafter in the event Mr. Snodgrass has received the severance payment noted above.

Michael R. Castle. In November 2007, National Coal Corp., and our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Mr. Castle to serve as Senior Vice President and Chief Financial Officer commencing December 1, 2007. Under this employment agreement, Mr. Castle was entitled to an initial salary of $240,000 per year. Mr. Castle was also entitled to one year of severance pay and full acceleration of all unvested stock options if his employment is terminated by us without cause. Mr. Castle was granted 130,000 stock options at the then current market value of $3.22 per share. These options were exercisable in 25% annual increments beginning December 1, 2008.

In October 2008, Mr. Castle entered into a new employee retention agreement with us, which provides for the following:

•

A $50,000 cash bonus payment payable upon execution of the agreement, subject to partial repayment over three years if Mr. Castle is terminated with cause or terminates his employment without good reason.

•	Effective December 1, 2008, an increase in base salary to $300,000 per annum, subject to upward adjustment.

•	Incentive bonuses as established by the board of directors up to 50% of base salary.

•	A restricted stock award of 100,000 shares of our common stock, which vests through November 30, 2011.

•	An award of stock options to purchase 75,000 shares of our common stock, subject to annual vesting in equal parts through November 30, 2011.

•	A $1,000,000 term life insurance policy, payable 50% to National Coal Corporation and 50% to Mr. Castle’s designee.

The retention agreement also contains certain payment provisions upon a termination of Mr. Castle’s employment by us without cause or by Mr. Castle for good reason, in each case in connection with a change of control of National Coal. In exchange for such compensation, Mr. Castle shall be subject to a non-compete provision with National Coal for the duration of his employment and for an additional twelve (12) month period thereafter in the event Mr. Castle has received the severance payment noted above.

Effective December 31, 2009, Mr. Castle terminated his employment with us. As a consequence of his voluntary termination, Mr. Castle repaid to the Company $30,046 of the retention bonus paid to him in October 2008 and forfeited 66,000 shares of restricted stock issued to him in October 2008 that had not vested as of his termination date.

Potential Severance Payments

As described above, our employment agreements with Messrs. Roling, Wagner and Snodgrass provide for severance benefits in the event that the executive’s employment is terminated under certain circumstances. The following table sets forth severance payments and benefits that we would have been obligated to pay to Messrs. Roling, and Snodgrass assuming a triggering event had occurred under each of their respective agreements as of December 31, 2009 (Mr. Wagner’s employment as an executive officer did not commence until January 1, 2010):

Name	Cash Severance Payment ($)(1)	Bonus Value ($)		Continuation of Benefits ($)		Value of Acceleration of Vesting of Equity Awards ($)(4)	Outplacement Services($)		Total Severance Benefits ($)

Daniel Roling	540,000	270,000	(2)	51,150	(3)	—	42,000	(5)	903,150
William Snodgrass	270,000	—		—		—	—		270,000

(1)	Represents twelve months of cash severance payments based on the executive’s salary payable in a lump sum or periodic payments as provided in the executive’s employment agreement.
(2)	Consists of an annual cash bonus payment equal to 50% of Mr. Roling’s base salary.
(3)	Represents the estimated cost of continuation of the following benefits for the severance period: (i) insurance coverage for medical, major medical and disability coverage; (ii) automobile allowance; and (iii) reimbursement of fees for professional services of $10,000.
(4)	Represents the value of accelerated “in the money” stock options and restricted stock awards using the closing price of our common stock on December 31, 2009 of $0.84 per share. At December 31, 2009, no stock options held by Mr. Roling were “in the money.” Mr. Snodgrass is not entitled to acceleration of vesting of equity awards as part of his severance payments upon termination of employment.
(5)	Represents the estimated costs to the Company of providing Mr. Roling with (i) outplacement services for a period of twelve months with agency selected by Mr. Roling, based upon the customary fees charged by nationally rated firms engaged in providing such services, and (ii) office space and secretarial support for a period of twelve months to assist Mr. Roling in searching for and obtaining a new position.

Potential Change in Control Payments

As described above, our employment agreements with Messrs. Roling, Wagner, and Snodgrass provide for accelerated vesting of all options held by such executives upon a change in control. The following table sets forth the change in control benefits that we would have been obligated to pay to our named executive officers assuming a change in control had occurred as of December 31, 2009 (Mr. Wagner’s employment as an executive officer did not commence until January 1, 2010):

Name	Value of Acceleration of Vesting of Equity Awards ($)(1)		280G Tax Gross Up ($)

Daniel A. Roling	—		200,000	(2)
William Snodgrass	55,440	(3)	—

(1)	Represents the value of accelerated “in the money” stock options and restricted stock awards using the closing price of our common stock on December 31, 2009 of $0.84 per share. At December 31, 2009, no stock options held by Messrs. Roling or Snodgrass were “in the money.”
(2)	Mr. Roling is entitled to receive up to $200,000 of additional cash compensation to reimburse him for any excise taxes payable by Mr. Roling on payments, distributions or benefits that are subject to excise taxes as provided under Section 4999 of the Internal Revenue Code.
(3)	Represents the value of 66,000 restricted common shares using the closing price of our common stock on December 31, 2009 of $0.84 per share, the vesting of which would accelerate upon a change of control of National Coal.

Director Compensation

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation. The committee can engage the services of outside advisers, experts, and others to assist the committee in determining director compensation. During 2009, the committee did not use an outside adviser to aid in setting director compensation.

The following table details the total compensation earned by the company’s non-employee directors in 2009.

Director Summary Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)

Robert Heinlein	125,789	13,342	21,497	160,628
Gerald J. Malys	71,547	13,342	21,497	106,386
Kenneth Scott	134,574	13,342	32,328	180,244
Marc Solochek	54,192	13,342	21,497	89,031
Total	386,102	53,368	96,819	536,289

(1)	The amounts in this column represent the grant date fair value of stock option and restricted stock awards determined in accordance with ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to our consolidated financial statements, which are included in this Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC on March 31, 2010.

Based on a review of a survey report regarding director compensation for similarly sized companies in the energy and natural resources industries and our director compensation program, our Compensation Committee approved an increase in director compensation and modified the cash compensation for non-employee directors, effective immediately following the 2008 Annual Shareholder Meeting, as follows:

Category	Annual Amount

Director Fee	$50,000
Chairman of the Board Fee	$70,000
Committee Member Fees (not paid to Committee Chairman):
Audit Committee	$5,000
Compensation Committee	$5,000
Nominating and Governance Committee	$5,000
Committee Chairman Fees:
Audit Committee	$30,000
Compensation Committee	$10,000
Nominating and Governance Committee	$10,000

Directors receive cash fees in monthly installments with the exception of committee chairperson fees which are paid at the beginning of each annual term. Annual retainers are prorated so that adjustments can be made during the year. Unpaid portions of cash retainers are forfeited upon termination, retirement, disability, or death. Our current practice is to grant each non-employee director a stock option to purchase 75,000 common shares upon their initial election or appointment to the Board. Directors’ options vest in equal annual installments over a four-year period from the date of grant. Vesting accelerates upon the director’s death or disability or if the director is not nominated by the Board for re-election as a director. In 2007, the term of the stock options for independent directors immediately following their end of service was extended from ninety days to eighteen months. In 2009, our Compensation Committee also approved additional equity compensation payable to each of our non-employee directors consisting of an option to purchase 10,000 common shares and a restricted stock award of 7,500 common shares.

During 2009, Mr. Heinlein was awarded an additional $40,000 in compensation for his extraordinary service as Chairman of the Audit Committee of the Board of Directors.

In August 2009, each of our non-employee directors agreed to reduce their annual Director Fee by 10% and Mr. Scott agreed to reduce his chairman of the Board fee by 10% over the twelve month period. For the twelve month period commencing September 1, 2009, our non-employee director fee was reduced to $45,000, and the chairman of the board fee was reduced to $63,000.

In consideration for their agreement to reduce their director fees, each director received a stock option to purchase up to a number of shares determined using the Black-Scholes valuation model, which option has a term of 10 years, a value equal to 1.5 times the amount of the recipient’s annual reduction in cash consideration, vests in its entirety on August 11, 2010 and has an exercise price equal to $0.97, which was the closing price of our common stock on the date of grant.

On January 8, 2010, our Board of Directors authorized the amendment of certain stock option agreements previously issued to the Company’s employees, officers and members of the Board of Directors pursuant to the Company’s Amended and Restated 2004 National Coal Corp. Option Plan. All

of the Company’s outstanding options, as well as the Company’s form of Stock Option Agreement for future grants, were amended to provide for acceleration of vesting upon a change in control of the Company. Additionally, all options granted prior to January 1, 2009 were amended to reduce the exercise price to $1.14, $0.10 higher than the closing price of the Company’s stock on January 8, 2010.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2009 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,054,926	$4.97	522,125
Equity compensation plans not approved by security holders	—	—	—
Total	2,054,926		522,125

(1)	Consists of shares underlying our Amended and Restated 2004 National Coal Corp. Option Plan, of which an aggregate of 4,450,000 shares have been reserved for issuance. All outstanding awards under the 2004 option plan consist of stock options with the exception of 874,450 common shares.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists of independent directors (as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules), has furnished the following report:

The role of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting processes, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In fulfilling its responsibilities with respect to the financial statements for fiscal year 2009, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2009 with management and Ernst & Young, LLP, the Company’s independent auditors;

•	Reviewed and discussed with the Ernst & Young, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees);

•

Received written disclosures and the letter from Ernst & Young, LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Ernst & Young, LLP their independence;

•	Considered whether the Ernst & Young, LLP’s provision of non-audit services is compatible with maintaining their independence; and

•	Discussed with management and Ernst & Young, LLP the adequacy of the Company’s internal controls.

All audit work for the fiscal years ended December 31, 2009 and 2008 was performed by the full time employees of Ernst & Young LLP. Generally, the Audit Committee approves in advance audit and non-audit services to be provided by Ernst & Young LLP. In other cases, in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation S-X, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for matters which arise or otherwise require approval between regularly scheduled meetings of the Audit Committee, provided that the Chairman reports such approvals to the Audit Committee at the next regularly scheduled meeting of the Audit Committee. No services were approved by the Audit Committee in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Audit Committee

Robert Heinlein, Chairman

Gerald Malys

Marc Solochek

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of April 30, 2010:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Common shares underlying warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding at April 30, 2010. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

The information presented in this table is based on 34,313,888 shares of our common stock outstanding on April 30, 2010. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o National Coal Corp., 8915 George Williams Road, Knoxville, Tennessee 37923.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding

Directors and Named Executive Officers:
Daniel A. Roling (1)	1,126,600	3.2%
William R. Snodgrass (2)	168,000	*
Les H. Wagner (3)	7,500	*
Robert Heinlein (4)	122,500	*
Kenneth Scott (5)	132,500	*
Gerald J. Malys(6)	104,750	*
Marc Solochek (7)	36,250	*

Directors and Executive Officers as a Group (7 persons) (8)	1,698,100	4.8%

5% Shareholders:
Crestview Capital Master LLC (9)	2,126,723	6.1%
Steelhead Partners, LLC (10)	5,855,012	17.1%
Fayez S. Sarofim	1,785,000	5.2%

*	Less than 1%.

(1)	Consists of (i) 710,450 common shares; (ii) 412,500 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 30, 2010; and (iii) 3,650 common shares beneficially owned by Mr. Roling’s spouse.
(2)	Consists of (i) 68,000 common shares and (ii) 100,000 common shares reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable within 60 days of April 30, 2010.
(3)	Consists of (i) 5,000 common shares and (ii) 2,500 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 30, 2010.
(4)	Consists of (i) 17,500 common shares, and (ii) 105,000 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 30, 2010.
(5)	Consists of (i) 37,500 common shares, and (ii) 95,000 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 30, 2010.
(6)	Consists of (i) 18,500 common shares and (ii) 86,250 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 30, 2010.
(7)	Consists of (i) 7,500 common shares and (ii) 28,750 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 30, 2010.
(8)	Consists of (i) 868,100 common shares and (ii) 830,000 common shares reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of April 30, 2010.
(9)	Consists of (i) 2,126,723 common shares, Crestview Partners, the sole manager of Crestview, and Stewart Flink, Robert Hoyt and Daniel Warsh, the managers of Crestview Partners, exercise voting and investment control over the securities held by Crestview Capital Master LLC. Each of Crestview Partners, and Messers. Flink, Hoyt and Warsh. expressly disclaims beneficial ownership in these securities, except to the extent of their respective pecuniary interests therein.
(10)	Consists of (i) 5,480,012 common shares and 375,000 common shares reserved for issuance upon exercise of warrants which currently are exercisable or will become exercisable within 60 days of April 30, 2010, in each case held by Steelhead Navigator Master L.P. Steelhead Partners, LLC as the investment manager of Steelhead Navigator Master LP (“Master”), and as the sole member of Master’s general partner, and each of J. Michael Johnston and Brian K. Klein, as the member-managers of Steelhead Partners, LLC, exercise voting and investment control over the securities held by these shareholders. Each of Steelhead, LLC, Mr. Johnston and Mr. Klein expressly disclaims beneficial ownership in these securities, except to the extent of their respective pecuniary interests therein.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO

AMENDED AND RESTATED 2004 NATIONAL COAL CORP. OPTION PLAN

The Board of Directors has approved an amendment (the Amendment) to the Amended and Restated 2004 National Coal Corp. Option Plan (the 2004 Plan) to increase the number of common shares available for issuance under the 2004 Plan from 4,450,000 shares to 6,000,000 shares. The 2004 Plan, as further amended, is attached hereto as Appendix A. The Amendment is being submitted to the shareholders for approval at the Annual Meeting.

The Board of Directors approved the Amendment on May 6, 2010, to ensure that a sufficient number of common shares are available for issuance under the 2004 Plan. At May 6, 2010, 223,894 shares remained available for grants of awards under the 2004 Plan. The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to our current employees. The increase in the number of shares available for awards under the 2004 Plan will enable the Company to continue to realize the benefits of granting stock-based compensation.

The following summary briefly describes the principal features of the 2004 Plan and is qualified in its entirety by reference to the full text of the 2004 Plan.

General

We adopted the 2004 Plan in March 2004 and amended the 2004 Plan in June 2007 to increase the maximum number of common shares that may be issued under the 2004 Plan. Each employee, consultant or director of National Coal or any of its subsidiaries is eligible to be considered for the grant of stock options or purchase rights under the 2004 Plan. The maximum number of common shares that may be issued pursuant to awards granted under the 2004 Plan currently is 4,450,000, subject to certain adjustments in the event of a stock split, reverse stock split, recapitalization or similar event. Any common shares subject to an option or purchase right, which for any reason expires or terminates unexercised, are again available for issuance under the 2004 Plan. The amendment to the 2004 Plan described in this proxy statement increases the total number of reserved shares to 6,000,000.

The 2004 Plan may be administered by the Board of Directors or a committee of two or more non-employee directors appointed by the Board of Directors, each of whom shall be an “outside director” for purposes of 162(m) of the Internal Revenue Code of 1986, as amended. Presently, the 2004 Plan is administered by our Compensation Committee. The party administering the 2004 Plan is referred to in this proxy statement as the Administrator. Subject to the provisions of the 2004 Plan, the Administrator has full and final authority to select the employees, officers, directors and consultants to whom awards will be granted, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant to the awards.

Types of Awards

The 2004 Plan authorizes the Administrator to enter into stock option agreements or stock purchase agreements, or both, with any eligible person. As of December 31, 2009, there were approximately 275 employees and four non-employee directors that were eligible to participate in the 2004 Plan. The provisions of the various stock option agreement and stock purchase agreements entered into under the 2004 Plan are not required to be identical.

Acceleration of Vesting

The 2004 Plan provides that in the event of a sale by National Coal of all or substantially all of its assets, a merger of National Coal with another company, the sale or issuance of more than 50% of the total issued and outstanding voting stock of National Coal to another party or parties in a single transaction or in a series of related transactions, resulting in a change of control of National Coal, or a similar business combination or extraordinary transaction involving us, all outstanding awards under the option plan which have not vested will accelerate to a date at least ten (10) business days prior to the closing date of such sale or similar business combination or extraordinary transaction. The exercise of options the vesting of which has accelerated accordingly will not be effective until the closing date of an above-referenced extraordinary transaction or business combination. Such vested options will terminate on the date of the closing of the event causing the vesting of the options to accelerate. The vesting of the options is conditioned upon the closing of the transaction that causes the vesting of the options to accelerate. If said transaction does not close within 30 days from the acceleration date, then the vesting of the accelerated options will not be effective, and the options will revert to their original vesting schedule, subject to acceleration again in accordance with the plan if another extraordinary transaction or business combination is proposed and closed.

Plan Duration

The 2004 Plan became effective upon its adoption by the Board of Directors in March 2004, and was originally approved by our shareholders in March 2004. Unless terminated earlier by the Board of Directors, the 2004 Plan will automatically terminate on February 12, 2014.

Amendments

The Board of Directors may amend, suspend or terminate the plan at any time and for any reason. At the time of such amendment, the Board of Directors shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval, including shareholder approval required by NASDAQ rules.

Eligibility under Section 162(m) of the Tax Code

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the tax code, the performance criteria will be based on stock price appreciation (in the case of options) or on one or more of the other factors set forth in the 2004 Plan (which may be adjusted as provided in the plan), applied either individually, alternatively, or in any combination, to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Administrator in the award. To the extent that an award under the 2004 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m) of the tax code, the performance criteria can include the achievement of strategic objectives as determined by the Administrator. The number of common shares, stock options, or other benefits granted, issued, retainable, and/or vested under an award due to satisfaction of performance criteria may be reduced by the Administrator based on any further considerations that the Administrator may determine in its sole discretion.

U.S. Tax Consequences

The following is a general discussion of the principal United States federal income tax consequences of “incentive stock options” within the meaning of Section 422 of the Code, “non statutory stock options” and restricted stock and restricted stock unit awards, based upon the United States Internal Revenue Code, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 2004 Plan does not constitute a qualified retirement plan under Section 401(a) of the Internal Revenue Code (which generally covers trusts forming part of a stock bonus, pension or profit sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

Stock option grants under the 2004 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock also is governed by Section 83 of the tax code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then usually at capital gain rates when the shares are sold (long-term capital gain rates if the shares are held for more than a year).

The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not affect our ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not issued at a discount), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock options if they are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, and there are not any features that defer the recognition of income beyond the exercise date.

As described above, awards granted under the 2004 Plan may qualify as “performance-based compensation” under Section 162(m) of the tax code. To qualify, options and other awards must be granted under the 2004 Plan by a Committee of the Board consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2004 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2004 Plan, as established and certified by a Committee consisting solely of two or more “outside directors.”

Effect of Section 16(b) of the Securities Exchange Act of 1934

The acquisition and disposition of common stock by officers, directors and more than 10% shareholders (referred to as insiders) pursuant to awards granted to them under the 2004 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of common stock by an insider within six months before or after a sale of common stock by the insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 2004 Plan is designed to comply with Rule 16b-3.

New Plan Benefits

Because awards under the 2004 Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to our chief executive officer, the named executive officers, all current executive officers as a group, the non-executive directors as a group, and all employees who are not executive officers, are not presently determinable. No awards contingent upon obtaining stockholder approval of the amendment to the 2004 Plan have been made under the 2004 Plan.

Equity Compensation Plan Information

For information regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of December 31, 2009, see “Executive Compensation – Equity Compensation Plan Information” above.

Required Vote

The approval of the amendment to the 2004 Plan will require the affirmative vote of a majority of the shares of voting stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. The Board of Directors is of the opinion that amendment of the 2004 Plan is in the best interests of National Coal and its shareholders and recommends a vote for the approval of the amendment to the 2004 Plan. All proxies will be voted to approve the amendment to the 2004 Plan unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT

TO THE 2004 NATIONAL COAL CORP. OPTION PLAN.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO OUR ARTICLES

OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

The Board of Directors has approved an amendment to our Articles of Incorporation, as amended (the Articles of Incorporation) to effect a reverse stock split of all our outstanding common shares at a ratio within a range of 1-for-1.5 to 1-for-4. The Board of Directors is submitting the proposed amendment to the shareholders for approval at the Annual Meeting.

If this proposal is approved, the Board of Directors will have the authority to determine, within twelve months from the Annual Meeting, whether to implement the reverse stock split and the exact amount of the reverse stock split within this range if it is to be implemented. If the Board of Directors determines to implement the reverse stock split, it will become effective after filing the amendment to the Articles of Incorporation with the Department of State of the State of Florida. Even if the shareholders approve the reverse stock split, it is within the discretion of our Board of Directors when to effect the reverse stock split, if at all, within twelve months from the Annual Meeting, and to select the exchange ratio within the approved range. Such determination will be based upon many factors, including existing and expected marketability and liquidity of our common shares, prevailing market trends and conditions and the likely effect of the reverse stock split on the market price of our common shares. If the reverse split is implemented, the number of issued and outstanding common shares would be reduced in accordance with the exchange ratio selected by Board of Directors. The total number of authorized common shares would not be changed as a result of the reverse stock split.

The text of the form of amendment to the Articles of Incorporation, which would be filed with the Department of State of the State of Florida to effect the reverse stock split, is set forth in Appendix B to this proxy statement. The text of the form of amendment accompanying this proxy statement is, however, subject to amendment to reflect any changes that may be required by the office of the Department of State of the State of Florida or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the reverse stock split.

Our Board of Directors believes that approval of the amendment to effect the reverse stock split is in the best interests of the Company and our shareholders and has unanimously recommended that the proposed amendment be presented to our shareholders for approval.

Purpose of the Reverse Stock Split

The purpose for seeking approval to effect the reverse stock split is to increase the market price per share of our common shares. Our common shares are traded on the Nasdaq Global Market. One of the requirements for continued listing on the Nasdaq Global Market is that shares retain a $1.00 minimum closing bid price. On January 5, 2010, we received a notice from The Nasdaq Stock Market advising us that for the previous 30 consecutive business days, the bid price of our publicly held shares had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market pursuant to Marketplace Rule 5450(a)(1). We have 180 calendar days (until July 6, 2010) to regain compliance with the minimum closing bid price requirement. Accordingly, if we do not regain compliance with the minimum bid closing price requirement, then Nasdaq will notify us that our securities will be delisted. In that event and at that time, we may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel. Alternatively, if we do not regain compliance with the minimum bid price rule by July 6, 2010, we can apply to list our common stock on The Nasdaq Capital Market if we satisfy the initial listing criteria set forth in Marketplace Rule 5505, other than the minimum bid price requirement. We expect that the reverse stock split will enable shares of our common stock to trade above the $1.00 minimum closing bid price requirement.

We believe that maintaining the listing of our common stock on the Nasdaq Global Market is in the best interests of the Company and our shareholders. Listing on the Nasdaq Global Market increases the liquidity of our common stock and may minimize the spread between the ‘‘bid’’ and ‘‘ask’’ prices quoted by market makers.

We also believe that the increased market price of our common stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split.

The purpose of seeking shareholder approval of a range of exchange ratios from 1-for-1.5 to 1-for-4 (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of the reverse stock split. If the shareholders approve this proposal, the Board of Directors would implement a reverse stock split only upon its determination that a reverse stock split would be in our best interests at that time. If the Board of Directors were to effect a reverse stock split, the Board of Directors would set the timing for the reverse stock split and select the specific ratio within the ratio described in this proxy statement. No further action on the part of shareholders would be required to either implement or abandon the reverse stock split. If the shareholders approve the proposal, and the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the effective date, additional details regarding the reverse split, including the specific ratio selected by the Board of Directors. If the Board of Directors does not implement the reverse stock split within twelve months from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Director reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

For the above reasons, we believe that having the ability to effect the reverse stock split will help us regain and maintain compliance with the Nasdaq listing requirements and could improve the marketability and liquidity of our common stock, and is therefore in the best interests of the Company and our shareholders.

However, we cannot assure you that the reverse stock split will have the desired effect of proportionately raising our common stock price over the long term, or at all. The effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. Under applicable Nasdaq rules, in order to regain compliance with the $1.00 minimum closing bid price requirement and maintain our listing on the Nasdaq Global Market, the $1.00 closing bid price must be maintained for a minimum of ten consecutive business days. However, under Nasdaq rules, Nasdaq may, in its discretion, require us to maintain a closing bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance with the minimum bid price requirement. In determining whether to monitor bid price beyond ten business days, Nasdaq will consider the following four factors: (1) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (2) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (3) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (4) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our Nasdaq listing after the reverse stock split is effected or that the market price per share after the reverse stock split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors which are unrelated to the number of shares outstanding, including our future performance. We also cannot assure you that our common stock will not be delisted due to a failure to meet other continued listing requirements even if after the reverse stock split the market price per share of our common stock remains in excess of $1.00.

Principal Effects of the Reverse Stock Split

Common Stock Holdings. If the amendment to the Articles of Incorporation to give effect to the reverse stock split is approved at the Annual Meeting and the Board of Directors determines to effect the reverse stock split, a certificate of amendment to the Articles of Incorporation will be filed with the Department of State of the State of Florida. Each issued common share immediately prior to the effective time of the reverse stock split will automatically be changed, as of the effective time of the reverse stock split, into a fraction of a common share based on the exchange ratio within the approved range determined by the Board of Directors. In addition, proportional adjustments will be made to the maximum number of shares issuable under, and other terms of, our stock plans, as well as to the number of shares issuable under, and the exercise price of, our outstanding options and warrants.

Because the reverse stock split would apply to all of our issued common shares, the proposed reverse stock split would not alter the relative rights and preferences of existing shareholders nor affect any shareholder’s proportionate equity interest in the Company, except to the extent the reverse stock split results in any of the shareholders owning a fractional share.

The following table sets forth the approximate percentage reduction in our outstanding common shares and the approximate number of common shares that would be outstanding as a result of the reverse stock split at various ratios that the Board of Directors may determine in its discretion, based on 34,313,888 shares of our common stock issued and outstanding as of May 17, 2010:

Proposed Reverse Stock Split Ratio	Percentage Reduction In Outstanding Shares	Shares Outstanding After Reverse Stock Split*
1-for-1.5	33%	22,875,926
1-for-2	50%	17,156,944
1-for-2.5	60%	13,725,556
1-for-3.0	67%	11,437,963
1-for-3.5	71%	9,803,968
1-for-4	75%	8,578,472

*	Approximate; does not account for elimination of fractional shares.

Shareholders should note that it is not possible accurately to predict the effect of the reverse stock split on the market prices for the common shares, and the history of reverse stock splits is varied. In particular, there is no assurance that the price per share of the common shares after the reverse stock split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or will increase at all. In addition, there can be no assurance that the market price of the common shares immediately after the reverse stock split will be maintained for any period of time. Even if an increased share price can be maintained, the reverse stock split may not achieve some or all of the other desired results summarized above. Further, because some investors may view the reverse stock split negatively, there can be no assurance that approval of this proposal or the actual implementation of the reverse stock split would not adversely affect the market price of the common shares.

“Public Company” Status. Our common shares are currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect our status as a public company or this registration under the Exchange Act. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our shareholders will own “odd-lots” of less than 100 shares following a reverse stock split. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those shareholders who own less than 100 shares following a reverse stock split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their common shares. The Board of Directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Articles of Incorporation presently authorizes 80,000,000 common shares and 10,000,000 preferred shares. The reverse stock split would not change the number of authorized common shares or preferred shares as designated by our Articles of Incorporation. Therefore, because the number of issued and outstanding common shares would decrease, the number of shares remaining available for issuance by us in the future would increase.

These additional shares would be available for issuance from time to time for corporate purposes such as issuances of common shares in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred shares, convertible debt, warrants or options convertible into or exercisable for common shares. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue common shares to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board of Directors determines it advisable to do so, without the necessity of soliciting further shareholder approval, subject to applicable shareholder vote requirements under California corporation law and the Nasdaq rules. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current shareholders, and the interest of each such existing shareholder, would be diluted, possibly substantially. Although we continually examine these potential favorable opportunities as they arise, we have no current plans or arrangements to issue any additional common shares, except in connection with compensation matters in the ordinary course.

The additional common shares that would become available for issuance upon an effective reverse stock split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our shareholders or in which our shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further shareholder approval, the Board of Directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the shareholders approve the reverse stock split, the Board of Directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Board of Directors will consider a number of factors, including market conditions, existing and expected trading prices of our common shares, the applicable listing requirements of The Nasdaq Global Market, our additional funding requirements and the amount of our authorized but unissued common shares.

Fractional Shares

No fractional common shares will be issued as a result of the proposed reverse stock split. In lieu of issuing fractional shares, we will pay each shareholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sales price of the common shares, as quoted on The Nasdaq Global Market on the effective date of the reverse stock split, multiplied by the fractional share amount. The number of shares which will result in fractional interests cannot be precisely predicted, as we cannot determine in advance the number of shareholder whose total holdings will not be evenly divisible by the applicable ratio at which the reverse stock split may be implemented.

No Dissenters’ Rights

Under Florida law, our shareholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the reverse stock split, and we will not independently provide our shareholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the reverse stock split. It does not address any state, local or foreign income or other tax consequences, which may vary significantly depending upon the jurisdiction and the status of the shareholder/taxpayer. It applies to you only if you held pre-reverse stock split common stock, and if you hold your post-reverse stock split common stock, as capital assets for tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns common shares that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns common shares as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the Internal Revenue Code), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a shareholder who or that is: (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

No gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post- reverse stock split shares pursuant to the reverse stock split (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the new common shares will be the same as the aggregate adjusted basis of the common shares exchanged for such new shares, reduced by the amount of the adjusted basis of any common shares exchanged for such new shares that is allocated to the fractional share for which cash is received. The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered. A shareholder who receives cash in lieu of a fractional share of new common shares generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the shareholder’s aggregate adjusted tax basis in the shares of old common shares allocated to the fractional share. If the shares of old common shares allocated to the fractional shares were held by the shareholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

Payment of cash in lieu of fractional shares within the United States or through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the shareholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such shareholder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Tax Consequences to the Company. We do not expect to recognize any gain or loss as a result of the reverse stock split.

Accounting Consequences

Following the effective date of the reverse stock split, if any, the net income or loss and net book value per share of common stock will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Effective Date

If the proposed amendment to the Articles of Incorporation to give effect to the reverse stock split is approved at the Annual Meeting and the Board of Directors determines to effect the reverse stock split, the reverse stock split will become effective on the effective date of the applicable certificate of amendment to our Articles of Incorporation with the office of the Department of State of the State of Florida, which we would expect to be the date of filing. We refer to this date as the “Effective Date.” Except as explained above with respect to fractional shares, on the Effective Date, each common share issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the shareholders, combined, converted and changed into that fraction of a common share as determined by the ratio within the approved range implemented by the Board of Directors.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing common shares outstanding before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of common shares resulting from the reverse stock split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into common shares also automatically will be adjusted on the Effective Date.

Our transfer agent, Manhattan Transfer Registrar, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the reverse stock split. Shortly after the Effective Date, shareholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Certificates representing common shares issued in connection with the reverse stock split will continue to bear the same restrictive legends that were borne by the surrendered certificates representing the common shares outstanding prior to the reverse stock split. No new certificates will be issued until such shareholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing common shares outstanding before the reverse stock split would continue to be valid and would represent the adjusted number of shares, based on the ratio of the reverse stock split.

Any shareholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-reverse stock split shares upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the reverse stock split, we intend to treat shareholders holding our common stock in “street name”, through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

No service charges, brokerage commissions or transfer taxes will be payable by any holder of any certificate that, prior to approval of the reverse stock split, represented any common shares, except that, if any certificates for common shares are to be issued in a name other than that in which the certificates for common shares surrendered are registered, the shareholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Vote Required and Recommendation

The laws of Florida and our Articles of Incorporation require that, in order for us to amend the Articles of Incorporation to give effect to the reverse stock split, such amendment must be approved by our Board of Directors and approved by the holders of a majority of the outstanding common shares entitled to vote on such an amendment.

Our Board of Directors adopted resolutions on May 6, 2010, declaring that an amendment to the Articles of Incorporation to effect the reverse stock split may be advisable and in our best interests and in the best interests of our shareholders and recommends that our shareholders vote “FOR” the amendment to the Articles of Incorporation to give effect to the reverse stock split. The affirmative vote, whether in person or by proxy, of the holders of a majority of the outstanding common shares is required to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR

ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO OUR ARTICLES

OF INCORPORATION TO INCREASE THE NUMBER

OF AUTHORIZED COMMON SHARES

The Board of Directors has approved an amendment to our Articles of Incorporation, as amended (the Articles of Incorporation) that will increase the aggregate number of common shares authorized for issuance from 80,000,000 shares to 120,000,000 shares (the Authorized Share Increase). The Board of Directors is submitting the proposed amendment to the shareholders for approval at the Annual Meeting.

The text of the form of amendment to the Articles of Incorporation, which would be filed with the Department of State of the State of Florida to effect the increase in authorized common shares, is set forth in Appendix B to this proxy statement. The text of the form of amendment accompanying this proxy statement is, however, subject to amendment to reflect any changes that may be required by the office of the Department of State of the State of Florida or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the increase in authorized common shares.

The additional common shares would become part of the existing class of common shares, and the additional shares, when issued, would have the same rights and privileges as the common shares now issued. There are no preemptive rights relating to the common shares.

The Articles of Incorporation presently authorizes the issuance of 80,000,000 common shares and 10,000,000 preferred shares, each having a par value of $.0001 per share. Of the 80,000,000 presently authorized common shares, 34,313,888 shares were issued and outstanding on May 17, 2010, the record date of the Annual Meeting. Of the 10,000,000 shares of presently authorized preferred shares, 1,611 shares have been designated Series A Preferred Stock, no shares of which are issued and outstanding. In addition, an aggregate of 4,991,421 common shares have been reserved for issuance as of the record date pursuant to outstanding options and warrants and under the 2004 National Coal Corp. Stock Option Plan. Accordingly, there are 40,694,691 common shares that have not been reserved and remain available for issuance.

Our Board of Directors believes that approval of the amendment to effect the increase in authorized common shares is in the best interests of the Company and our shareholders and has unanimously recommended that the proposed amendment be presented to our shareholders for approval.

Reasons for the Authorized Share Increase

Our Board of Directors believes that the proposed increase in the authorized common shares is in the best interests of the Company and our shareholders and believes that it is advisable to authorize such additional shares and have them available in connection with the possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue common shares without further shareholder action, except as otherwise provided by law.

In 2009, we concluded that cash generated from operations would not be sufficient to pay the $42 million in principal on our 10.5% Notes due 2010, and we began exploring strategic alternatives to improve our liquidity and reduce our debt obligations. We engaged the services of a financial advisory firm to evaluate possible strategic and financing transactions. Among these alternatives, we have been pursuing a restructuring of our debt, the issuance of common shares in exchange for the purchase and cancellation of our debt, the sale of a portion of our operating assets, transactions in which we would issue preferred or additional common shares for cash, and merger transactions with other coal producers. If we are unable to consummate a transaction that repays the $42 million in principal on our 10.5% Notes due 2010, we will likely determine that it is in our best interest to voluntarily seek protection under federal bankruptcy laws. Seeking relief under federal bankruptcy laws, even if we are able to emerge from bankruptcy protection, which is not certain, could have a material adverse effect on our relationships with our existing and potential customers, employees, vendors, and others. Further, if we are unable to successfully implement a plan of reorganization, we could be forced to liquidate our assets.

Our Board of Directors is seeking an increase in the number of authorized common shares to provide us with a sufficient number of common shares to allow us to issue a significant number of shares in a transaction that repays our outstanding indebtedness.

Amendment

If the Authorized Share Increase is approved, the first full paragraph of ARTICLE III of the Articles of Incorporation will read as follows:

“The total number of shares of all classes that the Corporation shall have the authority to issue is one hundred thirty million (130,000,000) shares, of which ten million (10,000,000) shares at $.0001 par value shall be a class designated “Preferred Shares” and one hundred twenty million (120,000,000) shares at $.0001 par value shall be a class designated “Common Shares”.”

The only changes in ARTICLE III which will be effected if the proposal is approved are the changes to the numbers set forth in bold face type above. Presently, ARTICLE III provides that the total number of shares of all classes that the Company has the authority to issue is 90,000,000, of which 80,000,000 is designated common shares. All other provisions of ARTICLE III will remain unchanged.

Certain Effects of the Authorized Share Increase

If the amendment is adopted, the additional common shares may be issued by direction of the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine, without further approval of our shareholders unless, in any instance, such approval is expressly required by law or stock exchange listing requirements. The proposal to increase the number of authorized common shares may affect the rights of existing holders of common shares to the extent that future issuances of common shares reduce each existing shareholder’s proportionate ownership and voting rights in the Company. In addition, possible dilution caused by future issuances of common shares could lead to a decrease in our net income per share in future periods and a resulting decline in the market price of our common shares. The issuance of such additional shares might be disadvantageous to current shareholders in that any additional issuances would potentially reduce per share dividends, if any. Shareholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that we have never paid dividends on our common shares, have never adopted any policy with respect to the payment of dividends and do not intend to pay any cash dividends in the foreseeable future. We do not anticipate that adoption of the amendment would have any other effect on the holders of our common shares. The adoption of the amendment will not of itself cause any change in the capital accounts of the Company.

We are not introducing this proposal with the intent that it be utilized as a type of anti-takeover device. However, the ability of our Board of Directors to issue additional common shares without additional shareholder approval may be deemed to have an anti-takeover effect because unissued common shares could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. For example, without further shareholder approval, the Board of Directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because shareholders do not have preemptive rights under the Articles of Incorporation, the rights of existing shareholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of the Company. Although the Board of Directors is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of the Company, shareholders should nevertheless be aware that approval of the amendment could facilitate our efforts to deter or prevent changes of control in the future. The Board of Directors does not intend to issue any additional common shares except on terms that it deems to be in the best interest of the Company and its shareholders.

The following is a description of other anti-takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti-takeover consequences:

Charter and Bylaw Provisions. Our Articles of Incorporation allow our Board of Directors to issue 10,000,000 preferred shares, in one or more series and with such rights and preferences, including voting rights, as determined by our Board of Directors without further shareholder approval. In the event that the Board of Directors designates additional series of preferred shares with rights and preferences, including super-majority voting rights, and issues such preferred shares, the preferred shares could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred shares authorized in our Articles of Incorporation may inhibit changes of control that are not approved by our Board of Directors. These provisions could limit the price that future investors might be willing to pay in the future for our common shares. This could have the effect of delaying, deferring or preventing a change in control of the Company. The issuance of preferred shares could also effectively limit or dilute the voting power of our shareholders. According, such provisions of our Articles of Incorporation may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interests of our shareholders.

In addition, our articles of incorporation, as amended, require that shareholder action be taken at an annual or special meeting of shareholders, and prohibits shareholder action by written consent. This provision may have an anti-takeover effect by preventing even majority shareholders from taking action other than at an annual or special meeting of shareholders at which the proposal is submitted to shareholders in accordance with the advance notice provisions of our bylaws.

Florida Law. In addition, Florida has enacted the following legislation that may deter or frustrate takeovers of Florida corporations, such as our company:

Evaluation of Acquisition Proposals. The Florida Business Corporation Act expressly permits our Board of Directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of the Company and its subsidiaries, and on the communities and geographical areas in which we operate. Our Board of Directors may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of capital stock and our then current value in a freely negotiated transaction. Our Board of Directors believes such provisions are in the long-term best interests of the Company and our shareholders.

Control Share Acquisitions. We are subject to the Florida control share acquisitions statute. This statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special shareholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

Effective Date

If the proposed amendment to the Articles of Incorporation to increase the aggregate number of common shares authorized for issuance is approved at the Annual Meeting, the increase in authorized shares will become effective on the effective date of the applicable certificate of amendment to our Articles of Incorporation with the office of the Department of State of the State of Florida, which we would expect to be the date of filing. We expect the filing to occur shortly after the Annual Meeting. However, the exact timing of the filing of the amendment will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to us and our shareholders, and the Board of Directors reserves the right to delay filing the amendment for up to twelve months following shareholder approval thereof. In addition, the Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the amendment to our Articles of Incorporation to increase the number of authorized common shares if, at any time prior to filing the amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and the shareholders.

Vote Required and Recommendation

The laws of Florida and our Articles of Incorporation require that, in order for us to amend the Articles of Incorporation to give effect to the increase in the number of authorized common shares, such amendment must be approved by our Board of Directors and approved by the holders of a majority of the outstanding common shares entitled to vote on such an amendment.

Our Board of Directors adopted resolutions on May 6, 2010, declaring that an amendment to the Articles of Incorporation to effect the increase in the number of authorized common shares may be advisable and in our best interests and in the best interests of our shareholders and recommends that our shareholders vote “FOR” the amendment to the Articles of Incorporation to give effect to the increase in the number of authorized common shares. The affirmative vote, whether in person or by proxy, of the holders of a majority of the outstanding common shares is required to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR

ARTICLES OF INCORPORATION TO EFFECT AN INCREASE

IN THE NUMBER OF AUTHORIZED COMMON SHARES.

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon a recommendation of its Audit Committee, has appointed Ernst & Young, LLP as independent auditors of us for the fiscal year ending December 31, 2010. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of the independent audit firm to our shareholders for ratification. If the selection of Ernst & Young, LLP is not ratified by the majority of the common shares present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result. Ernst & Young, LLP has no financial interest of any kind in National Coal except the professional relationship between auditor and client. Representatives of Ernst & Young, LLP will be invited, but are not expected, to attend the Annual Meeting. If a representative of Ernst & Young, LLP does attend the Annual Meeting, the representative will have an opportunity to make a statement if he or she so chooses, and will be available to respond to questions from shareholders.

Fees Paid to Independent Accountants

The aggregate fees billed by Ernst & Young LLP, independent accountants, for professional services rendered to National Coal during the fiscal years ended December 31, 2009 and 2008 were comprised of the following:

	Fiscal 2009	Fiscal 2008
Audit fees (1)	$353,653	$651,947
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$353,653	$651,947

(1)	Includes out-of-pocket expenses of $38,279 and $13,751 for fiscal years 2008 and 2009, respectively.

Audit fees include fees for professional services rendered in connection with the audit of our consolidated financial statements for each year and reviews of our unaudited consolidated quarterly financial statements, as well as fees related to consents and reports in connection with regulatory filings for those fiscal years.

No fees for tax services were incurred with Ernst & Young LLP during the years ended December 31, 2009 and 2008 including for tax compliance, tax advice and tax planning.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER PROPOSALS

We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

2011 STOCKHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the 2011 annual meeting of shareholders for inclusion in our proxy statement and proxy form relating to such annual meeting must submit such proposal to us at our principal executive offices no later than January 21, 2011. In addition, in the event a shareholder proposal is not received by the Company by April 6, 2011, the proxy to be solicited by the Board of Directors for the 2011 annual meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2011 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

SEC rules and regulations provide that if the date of our 2011 annual meeting is advanced or delayed more than 30 days from first anniversary of the 2010 annual meeting, shareholder proposals intended to be included in the proxy materials for the 2011 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2011 annual meeting. If we determine that the date of the 2011 annual meeting will be advanced or delayed by more than 30 days from the first anniversary of the 2010 annual meeting, we will publicly disclose such change.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the Chairs of our Audit Committee, Governance and Nominating Committee or Compensation Committee, or with our independent directors as a group, by writing to any such person or group, care of the Corporate Secretary of National Coal Corp., at our principal executive offices, 8915 George William Road Knoxville, Tennessee 37923.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

SOLICITATION OF PROXIES

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

ANNUAL REPORT

Our financial statements for the year ended December 31, 2009 are included in our 2009 Annual Report to Shareholders, which we are sending to our shareholders at the same time as this proxy statement. Our 2009 Annual Report on Form 10-K, which has been filed with the SEC, will be made available to shareholders without charge upon written request to the Corporate Secretary of National Coal Corp., at our principal executive offices, 8915 George William Road Knoxville, Tennessee 37923.

By Order of the Board of Directors

/s/ Kenneth Scott
Kenneth Scott
Chairman of the Board

Knoxville, Tennessee

May 17, 2010

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON JUNE 21, 2010

PLEASE RETURN YOUR PROXY IN TIME

Appendix A

to Proxy Statement

AMENDED AND RESTATED

2004 NATIONAL COAL CORP.

OPTION PLAN

(Revised [•], 2010]

SECTION 1: GENERAL PURPOSE OF PLAN

The name of this plan is the 2004 NATIONAL COAL CORP. OPTION PLAN (the “Plan”). The purpose of the Plan is to enable NATIONAL COAL CORP., a Florida corporation (the “Company”), and any Parent or any Subsidiary to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

SECTION 2: DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” shall have the meaning as set forth in Section 3, hereof.

“Board” means the Board of Directors of the Company.

“Cause” means (i) failure by an Eligible Person to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) engaging in misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or its stockholders; (iii) commission of a felony; (iv) the commission of a crime against the Company which is or potentially is materially injurious to the Company; or (v) as otherwise provided in the Stock Option Agreement or Stock Purchase Agreement. For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.

“Change in Control” shall mean:

The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that in making the determination of ownership by the stockholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as stockholders of another party to the transaction shall be disregarded; or

The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee of the Board designated by the Board to administer the Plan.

“Company” means NATIONAL COAL CORP., a corporation organized under the laws of the State of Florida (or any successor corporation).

“Consultant” means a consultant or advisor who is a natural person or a legal entity and who provides bona fide services to the Company, a Parent or a Subsidiary; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Date of Grant” means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

“Director” means a member of the Board.

“Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an ISO pursuant to Section 6.6 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator.

“Eligible Person” means an Employee, Consultant or Director of the Company, any Parent or any Subsidiary.

“Employee” shall mean any individual who is a common-law employee (including officers) of the Company, a Parent or a Subsidiary.

“Exercise Price” shall have the meaning set forth in Section 6.3 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of a Share, determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation, the NASDAQ National Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market) or any similar system whereby the stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the bid and asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

2

“First Refusal Right” shall have the meaning set forth in Section 8.7 hereof.

“ISO” means a Stock Option intended to qualify as an “incentive stock option” as that term is defined in Section 422(b) of the Code.

“Non-Employee Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission.

“Non-Qualified Stock Option” means a Stock Option not described in Section 422(b) of the Code.

“Offeree” means a Participant who is granted a Purchase Right pursuant to the Plan.

“Optionee” means a Participant who is granted a Stock Option pursuant to the Plan.

“Outside Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Treasury Regulations (26 Code of Federal Regulation Section 1.162-27(e)(3)).

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means any Eligible Person selected by the Administrator, pursuant to the Administrator’s authority in Section 3, to receive grants of Rights.

“Plan” means this 2004 NATIONAL COAL CORP. OPTION PLAN, as the same may be amended or supplemented from time to time.

“Purchase Price” shall have the meaning set forth in Section 7.3.

“Purchase Right” means the right to purchase Stock granted pursuant to Section 7.

“Rights” means Stock Options and Purchase Rights.

“Repurchase Right” shall have the meaning set forth in Section 8.8 of the Plan.

“Service” shall mean service as an Employee, Director or Consultant.

“Stock” means Common Stock of the Company.

“Stock Option” or “Option” means an option to purchase shares of Stock granted pursuant to Section 6.

“Stock Option Agreement” shall have the meaning set forth in Section 6.1.

“Stock Purchase Agreement” shall have the meaning set forth in Section 7.1.

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“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

“Ten Percent Stockholder” means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424 of the Code, Stock constituting more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

SECTION 3: ADMINISTRATION

3.1 Administrator. The Plan shall be administered by either (i) the Board, or (ii) a Committee appointed by the Board (the group that administers the Plan is referred to as the “Administrator”).

3.2 Powers in General. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan, (i) Stock Options, (ii) Purchase Rights or (iii) any combination of the foregoing.

3.3 Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to determine whether each Stock Option is to be an ISO or a Non-Qualified Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the Purchase Price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option Agreement or Stock Purchase Agreement relating to such grant or sale; (ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, the Purchase Price or Exercise Price, as the case may be, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; (xi) to make decisions with respect to outstanding Stock Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

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3.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

3.5 The Committee. The Board may, in its sole and absolute discretion, from time to time, and at any period of time during which the Company’s Stock is registered pursuant to Section 12 of the Exchange Act, delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the unanimous written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. During any period of time during which the Company’s Stock is registered pursuant to Section 12 of the Exchange Act, all members of the Committee shall be Non-Employee Directors and Outside Directors.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or was grossly negligent, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

SECTION 4: STOCK SUBJECT TO THE PLAN

4.1 Stock Subject to the Plan. Subject to adjustment as provided in Section 9, six million (6,000,000) shares of Common Stock shall be reserved and available for issuance under the Plan. Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2 Basic Limitation. The number of shares that are subject to Rights under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan.

4.3 Additional shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such shares shall again be available for the purposes of the Plan.

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SECTION 5: ELIGIBILITY

Eligible Persons who are selected by the Administrator shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; provided, however, that only Employees shall be eligible to be granted ISOs hereunder.

SECTION 6: TERMS AND CONDITIONS OF OPTIONS

6.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

6.2 Number of shares. Each Stock Option Agreement shall specify the number of shares of Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9, hereof. The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-Qualified Stock Option.

6.3 Exercise Price.

6.3.1 In General. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the “Exercise Price”), which shall, with respect to Incentive Stock Options, be not less than 100% of the Fair Market Value of the Stock on the Date of Grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Administrator.

6.3.2 Payment. The Exercise Price shall be payable in a form described in Section 8 hereof.

6.4 Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise or with the disposition of shares acquired by exercising an Option.

6.5 Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable. In the case of an Optionee who is not an officer of the Company, a Director or a Consultant, an Option shall become exercisable at a rate of no more than 25% per year over a four-year period commencing on January 1 following the Date of Grant and 25%each year thereafter on January 1. Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.

6.6 Term. The Stock Option Agreement shall specify the term of the Option. No Option shall be exercised after the expiration of ten years after the date the Option is granted. Unless otherwise provided in the Stock Option Agreement, no Option may be exercised (i) three months after the date the Optionee’s Service with the Company, its Parent or its Subsidiaries terminates if such termination is for any reason other than death, Disability or Cause, (ii) one year after the date the Optionee’s Service with the Company, its Parent or its subsidiaries terminates if such termination is a result of death or Disability, and (iii) if the Optionee’s Service with the Company, its Parent, or its Subsidiaries terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the

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date of such termination. The Administrator may, in its sole discretion, waive the accelerated expiration provided for in (i) or (ii). Outstanding Options that are not exercisable at the time of termination of employment for any reason shall expire at the close of business on the date of such termination.

6.7 Leaves of Absence. For purposes of Section 6.6 above, to the extent required by applicable law, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence. To the extent applicable law does not require such a leave to be deemed to continue while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent, or Subsidiary for whom Optionee provides his or her services.

6.8 Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding Options (whether granted by the Company or another issuer) or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. Without limiting the foregoing, the Administrator may amend a previously granted Option to fully accelerate the exercise schedule of such Option and provide that upon the exercise of such Option, the Optionee shall receive shares of Restricted Stock that are subject to repurchase by the Company at the Exercise Price paid for the Option in accordance with Section 8.8.1 with such Company’s right to repurchase at such price lapsing at the same rate as the exercise provisions set forth in Optionee’s Stock Option Agreement. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option. However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the Exercise Price for all shares subject to exercise under any outstanding Option shall not be deemed to impair any rights of the Optionee or increase the Optionee’s obligations under such Option.

SECTION 7: TERMS AND CONDITIONS OF AWARDS OR SALES

7.1 Stock Purchase Agreement. Each award or sale of shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

7.2 Duration of Offers. Unless otherwise provided in the Stock Purchase Agreement, any right to acquire shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 15 days after the grant of such right was communicated to the Purchaser by the Company.

7.3 Purchase Price.

7.3.1 In General. Each Stock Purchase Agreement shall state the price at which the Stock subject to such Stock Purchase Agreement may be purchased (the “Purchase Price”), which, with respect to Stock Purchase Rights, shall be determined in the sole discretion of the Administrator.

7.3.2 Payment of Purchase Price. The Purchase Price shall be payable in a form described in Section 8.

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7.4 Withholding Taxes. As a condition to the purchase of shares, the Purchaser shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

SECTION 8 : PAYMENT; RESTRICTIONS

8.1 General Rule. The entire Purchase Price or Exercise Price of shares issued under the Plan shall be payable in full by, as applicable, cash or certified check for an amount equal to the aggregate Purchase Price or Exercise Price for the number of shares being purchased, or in the discretion of the Administrator, upon such terms as the Administrator shall approve, (i) in the case of an Option and provided the Company’s stock is publicly traded, by a copy of instructions to a broker directing such broker to sell the Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “cashless exercise”), (ii) in the case of an Option or a sale of Stock, by paying all or a portion of the Exercise Price or Purchase Price for the number of shares being purchased by tendering Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Purchase Price of the Stock with respect to which such Option or portion thereof is thereby exercised or Stock acquired (a “stock-for-stock exercise”) or (iii) by a stock-for-stock exercise by means of attestation whereby the Optionee identifies for delivery specific shares of Stock already owned by Optionee and receives a number of shares of Stock equal to the difference between the Option shares thereby exercised and the identified attestation shares of Stock (an “attestation exercise”).

8.2 Withholding Payment. The Purchase Price or Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) cashless exercise or attestation exercise; (ii) stock-for-stock exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee (“Stock withholding”); or (iv) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The Fair Market Value of the number of shares subject to Stock withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

8.3 Services Rendered. At the discretion of the Administrator, shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

8.4 Promissory Note. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, in the discretion of the Administrator, upon such terms as the Administrator shall approve, all or a portion of the Exercise Price or Purchase Price (as the case may be) of shares issued under the Plan may be paid with a full-recourse promissory note. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon, and held in the possession of the Company until said amounts are repaid in full. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator

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determines otherwise, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

8.5 Exercise/Pledge. To the extent that a Stock Option Agreement or Stock Purchase Agreement so allows and if Stock is publicly traded, in the discretion of the Administrator, upon such terms as the Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Administrator) of an irrevocable direction to pledge shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.6 Written Notice. The purchaser shall deliver a written notice to the Administrator requesting that the Company direct the transfer agent to issue to the purchaser (or to his designee) a certificate for the number of shares of Common Stock being exercised or purchased or, in the case of a cashless exercise or share withholding exercise, for any shares that were not sold in the cashless exercise or withheld.

8.7 First Refusal Right. Each Stock Option Agreement and Stock Purchase Agreement may provide that the Company shall have the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed sale, hypothecation or other disposition of the Stock purchased by the Optionee or Offeree pursuant to a Stock Option Agreement or Stock Purchase Agreement; and in the event the holder of such Stock desires to accept a bona fide third-party offer for any or all of such Stock, the Stock shall first be offered to the Company upon the same terms and conditions as are set forth in the bona fide offer.

8.8 Repurchase Rights. Following a termination of the Participant’s Service, the Company may repurchase the Participant’s Rights as provided in this Section 8.8 (the “Repurchase Right”)

8.8.1 Repurchase Price. Following a termination of the Participant’s Service the Repurchase Right shall be exercisable at a price equal to (i) the Fair Market Value of vested Stock or, in the case of exercisable options, the Fair Market Value of the Stock underlying such unexercised options less the Exercise Price, or (ii) the Purchase Price or Exercise Price, as the case may be, of unvested Stock; provided, however, the right to repurchase unvested stock as described in Section 8.8.1(ii) shall lapse at a rate of at least 33.33% per year over three years from the date the Right is granted.

8.8.2 Exercise of Repurchase Right. A Repurchase Right may be exercised only within 90 days after the termination of the Participant’s Service (or in the case of Stock issued upon exercise of an Option or after the date of termination or the purchase of Stock under a Stock Purchase Agreement after the date of termination, within 90 days after the date of the exercise or Stock purchase, whichever is applicable) for cash or for cancellation of indebtedness incurred in purchasing the shares.

8.9 Termination of Repurchase and First Refusal Rights. Each Stock Option Agreement and Stock Purchase Agreement shall provide that the Repurchase Rights and First Refusal Rights shall have no effect with respect to, or shall lapse and cease to have effect when the issuer’s securities become publicly traded or a determination is made by counsel for the Company that such Repurchase Rights and First Refusal Rights are not permitted under applicable federal or state securities laws.

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8.10 No Transferability. Except as provided herein, a Participant may not assign, sell or transfer Rights, in whole or in part, other than by testament or by operation of the laws of descent and distribution.

8.10.1 Permitted Transfer of Non-Qualified Option. The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Option (but not an ISO or Stock Purchase Right) as follows: (i) by gift to a member of the Participant’s immediate family, or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Settlor (either or both (i) or (ii) referred to as a “Permitted Transferee”). For purposes of this Section 8.10.1, “immediate family” shall mean the Optionee’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships.

8.10.2 Conditions of Permitted Transfer. A transfer permitted under this Section 8.10 hereof may be made only upon written notice to and approval thereof by Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by testament or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan, which a copy of said agreement shall be provided to the Administrator for approval prior to the transfer.

SECTION 9: ADJUSTMENTS; MARKET STAND-OFF

9.1 Effect of Certain Changes.

9.1.1 Stock Dividends, Splits, Etc. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares of Stock available for Rights, (ii) the number of shares of Stock covered by outstanding Rights, and (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

9.1.2 Liquidation, Dissolution, Merger or Consolidation. In the event of a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Rights by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Rights by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of Rights with substantially the same terms for such outstanding Rights; or (iv) the cancellation of such outstanding Rights without payment of any consideration, provided that if such Rights would be canceled in accordance with the foregoing, the Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the Rights holder a notice of cancellation, to exercise such Rights in whole or in part without regard to any installment exercise provisions in the Rights agreement.

9.1.3 Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be “Stock” within the meaning of the Plan.

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9.2 Decision of Administrator Final. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided, however, that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an ISO without the prior consent of the Optionee thereof.

9.3 No Other Rights. Except as hereinbefore expressly provided in this Section 9, no Participant shall have any rights by reason of any subdivision or consolidation of shares of Company stock or the payment of any dividend or any other increase or decrease in the number of shares of Company stock of any class or by reason of any of the events described in Section 9.1, above, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and, except as provided in this Section 9, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

9.4 Market Stand-Off. Each Stock Option Agreement and Stock Purchase Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”).

SECTION 10: AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Plan at any time and for any reason. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

SECTION 11: GENERAL PROVISIONS

11.1 General Restrictions.

11.1.1 No View to Distribute. The Administrator may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view towards distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

11.1.2 Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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11.1.3 No Rights as Stockholder. Except as specifically provided in this Plan, a Participant or a transferee of a Right shall have no rights as a stockholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 9.1, hereof.

11.2 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

11.3 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of an ISO within two years from the date of grant of such ISO or within one year after the issuance of the shares of Stock acquired upon exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

11.4 Regulatory Matters. Each Stock Option Agreement and Stock Purchase Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

11.5 Recapitalizations. Each Stock Option Agreement and Stock Purchase Agreement shall contain provisions required to reflect the provisions of Section 9.

11.6 Delivery. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

11.7 Other Provisions. The Stock Option Agreements and Stock Purchase Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

SECTION 12: INFORMATION TO PARTICIPANTS

The extent necessary to comply with Florida law, the Company each year shall furnish to Participants its balance sheet and income statement unless such Participants are limited to key Employees whose duties with the Company assure them access to equivalent information.

SECTION 13: STOCKHOLDERS AGREEMENT

As a condition to the transfer of Stock pursuant to a Right granted under this Plan, the Administrator, in its sole and absolute discretion, may require the Participant to execute and become a party to any agreement by and among the Company and any of its stockholders which exists on or after

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the Date of Grant (the “Stockholders Agreement”). If the Participant becomes a party to a Stockholders Agreement, in addition to the terms of this Plan and the Stock Option Agreement or Stock Purchase Agreement (whichever is applicable) pursuant to which the Stock is transferred, the terms and conditions of the Stockholders Agreement shall govern Participant’s rights in and to the Stock; and if there is any conflict between the provisions of the Stockholders Agreement and this Plan or any conflict between the provisions of the Stockholders Agreement and the Stock Option Agreement or Stock Purchase Agreement (whichever is applicable) pursuant to which the Stock is transferred, the provisions of the Stockholders Agreement shall be controlling. Notwithstanding anything to the contrary in this Section 13, if the Stockholders Agreement contains any provisions which would violate the Florida Corporations Code if applied to the Participant, the terms of this Plan and the Stock Option Agreement or Stock Purchase Agreement (whichever is applicable) pursuant to which the Stock is transferred shall govern the Participant’s rights with respect to such provisions.

SECTION 14: EFFECTIVE DATE OF PLAN

The effective date of this Plan is February 12, 2004. The adoption of the Plan is subject to approval by the Company’s stockholders, which approval must be obtained within 12 months from the date the Plan is adopted by the Board. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Options or sales or awards of shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

SECTION 15: TERM OF PLAN

The Plan shall terminate automatically on February 12, 2014, but no later than the tenth (10th) anniversary of the effective date. No Right shall be granted pursuant to the Plan after such date, but Rights theretofore granted may extend beyond that date. The Plan may be terminated on any earlier date pursuant to Section 10 hereof.

SECTION 16: EXECUTION

To record the adoption of the Amended and Restated 2004 National Coal Corp. Option Plan (Revised [•], 2010) by the Board and the Company’s shareholders, the Company has caused its authorized officer to execute the same as of [•], 2010.

NATIONAL COAL CORP.

By:
Daniel Roling, Chief Executive Officer

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Appendix B

to Proxy Statement

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

NATIONAL COAL CORP.

NATIONAL COAL CORP., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in order to amend its Articles of Incorporation as now in effect (the “Articles of Incorporation”), in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

1. The name of the Corporation is NATIONAL COAL CORP. and its Document Number with the Florida Department of State is P95000061770.

2. The amendments being effected hereby (the “Amendments”) were duly adopted and approved by the Board of Directors of the Corporation (the “Board of Directors”), at a meeting of the Board of Directors held on May 6, 2010. The Amendments were duly adopted and approved by the holders of Common Shares of this Corporation having the requisite number of votes sufficient for approval at a meeting of the shareholders held on             , 2010. The Common Shares are the only outstanding voting securities of the Corporation.

3. These Articles of Amendment of the Articles of Incorporation of National Coal Corp. (these “Articles of Amendment”) shall be effective upon filing hereof with the Department of State of the State of Florida.

4. The first paragraph of ARTICLE III of the Articles of Incorporation shall be deleted and the following first paragraph of ARTICLE III shall be inserted in its place:

“The total number of shares of all classes that the Corporation shall have the authority to issue is one hundred thirty million (130,000,000) shares, of which ten million (10,000,000) shares at $.0001 par value shall be a class designated “Preferred Shares” and one hundred twenty million (120,000,000) shares at $.0001 par value shall be a class designated “Common Shares”.”

5. ARTICLE III of the Articles of Incorporation shall be amended to insert immediately following the first paragraph thereof, the following new paragraph effecting a combination of the outstanding shares of Common Shares:

“Simultaneously with the effective date of the filing of this Articles of Amendment (the “Effective Date”), every [            ] ([    ]) Common Shares of the Corporation then issued and outstanding (the “Old Common Shares”) shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) Common Share of the Corporation (the “Reverse Stock Split”); provided, however, that the number of Common Shares authorized pursuant to the first paragraph of this ARTICLE III shall not be altered. No fractional share shall be issued upon the Reverse Stock Split. All Common Shares (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a Common Share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fraction multiplied by the fair market value per share of the common stock (on a post-Reverse Stock Split basis) as determined in a reasonable manner by the Board of Directors.”

[Signature page follows.]

2

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment of the Articles of Incorporation of National Coal Corp. as of the              day of             , 2010.

NATIONAL COAL CORP.

By:
Name:	Daniel Roling
Title:	President and Chief Executive Officer

S-1

NATIONAL COAL CORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of NATIONAL COAL CORP., a Florida corporation (the “Company”), hereby nominates, constitutes and appoints Daniel Roling and Les H. Wagner, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on June 21, 2010, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.	To elect the Board of Directors’ four nominees as directors:

Gerald Malys	Daniel Roling	Kenneth Scott	Marc Solochek

☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

☐	WITHHELD for all nominees listed above

☐	WITHHELD for some nominees listed above
(To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2.	To approve an amendment to the 2004 National Coal Corp. Option Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan.

☐  FOR                     ☐  AGAINST                     ☐  ABSTAIN

Proposal 3.	To approve an amendment to the Company’s Articles of Incorporation to effect a reverse split of outstanding common shares.

☐  FOR                     ☐  AGAINST                     ☐  ABSTAIN

Proposal 4.	To approve an amendment to the Company’s Articles of Incorporation to effect an increase in the number of authorized common shares.

☐  FOR                     ☐  AGAINST                     ☐  ABSTAIN

Proposal 5.	To ratify the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

☐  FOR                     ☐  AGAINST                     ☐  ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May 17, 2010, relating to the Annual Meeting.

Signature:	Date:	Signature:	Date:

The Signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE